Exhibit 10.2

TERM NOTE

$3,300,000.00 Minneapolis, Minnesota

June 23, 2005

FOR VALUE RECEIVED, the undersigned, COMPEX TECHNOLOGIES, INC., a Minnesota corporation f/k/a Rehabilicare Inc. (the “Borrower”), promises to pay to the order of U.S. Bank National Association, a national banking association (the “Bank”), the principal sum of Three Million Three Hundred Thousand and No/100ths Dollars ($3,300,000.00) in the number and amount of installments and on the installment due dates specified in Section 4.2 of the Credit Agreement. The Term Loan and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Bank at the Bank’s office at U. S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or at such other place as may be designated by the Bank to the Borrower in writing.

This Note is the Term Note referred to in, and evidences indebtedness incurred under, an Amended and Restated Credit Agreement dated as of June 2, 2004, as amended to date (herein, as so amended and as it may be further amended, modified or supplemented from time to time, called the “Credit Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota without giving effect to conflict of laws principles thereof, but giving effect to the federal laws of the United States applicable to national banks.

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COMPEX TECHNOLOGIES, INC., a Minnesota corporation f/k/a Rehabilicare Inc.

By: /s/ Scott P. Youngstrom

Scott P. Youngstrom Vice President, Finance & CFO